SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

CCH II, LLC
CCH II Capital Corp.
(Exact name of registrants as specified in their charter)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-111423	03-0511293
333-111423-01	13-4257703
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of Senior Notes due 2018 and Senior Notes due 2020

On April 28, 2010 (the “Closing Date”), CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. (“CCO Holdings Capital” and together with CCO Holdings, the “Issuers”) subsidiaries of Charter Communications, Inc. (the “Company”), the indirect parent company and manager of CCH II, LLC and CCH II Capital Corp., completed the sale of $1.6 billion Senior Notes in two tranches, consisting of $900 million aggregate principal amount of 7.875% Senior Notes due 2018 (the “2018 Notes”) and $700 million aggregate principal amount of 8.125% Senior Notes due 2020 (the “2020 Notes” and together with the 2018 Notes, the “Notes”).  The Issuers’ payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The net proceeds of this issuance were used in part to finance the purchase of approximately $741 million aggregate amount of the Issuers’ outstanding 8.750% senior notes due 2013 ($800 million aggregate principal amount outstanding) and approximately $677 million aggregate principal amount of Charter Communications Operating, LLC’s outstanding 8.375% senior second lien notes due 2014 ($770 million aggregate principal amount outstanding) pursuant to tender offers announced on April 14, 2010.  The remainder of the net proceeds from the 2018 Notes and 2020 Notes will be used to further fund purchases of the notes pursuant to such tender offers and the redemption of the notes pursuant to redemption notices dated April 28, 2010.

In connection therewith, the Issuers entered into the following agreements:

Indenture

On the Closing Date, the Issuers (and the Company as Parent Guarantor party thereto) entered into an indenture (the “Indenture”), dated the same date, with The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) providing for the issuance and the terms of the Notes.  The Indenture provides, among other things, that the Notes will be general unsecured obligations of the Issuers.  Interest is payable on the Notes on each April 30 and October 30, commencing October 30, 2010.  The Company may redeem some or all of the Notes at any time prior to November 1, 2013 at a price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium. On or after April 30, 2013, the Issuers may redeem some or all of the 2018 Notes at redemption prices set forth in the Indenture. On or after April 30, 2015, the Issuers may redeem some or all of the 2020 Notes at redemption prices set forth in the Indenture.  In addition, at any time prior to April 30, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes of each series at a redemption price equal to (i) in the case of the 2018 Notes, 107.875% of the principal amount thereof and (ii) in the case of the 2020 Notes, 108.125% of the principal amount thereof, in each case, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings (as defined in the Indenture) Offerings; provided that certain conditions are met.

The Issuers’ payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The terms of the Indenture, among other things, limit the ability of the Company to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

Subject to certain limitations, in the event of a Change of Control (as defined in the Indenture), the Issuers will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding series of Notes may declare all the Notes of such series to be due and payable immediately.

Exchange and Registration Rights Agreements

In connection with the sale of the Notes, the Issuers and the Company, as guarantor party thereto, entered into two separate Exchange and Registration Rights Agreements, both dated as of April 28, 2010 (individually, a “Registration Rights Agreement and collectively, the “Registration Rights Agreements”), with Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and J.P. Morgan Securities Inc., as representatives (collectively, the “Representatives”) on behalf of the Purchasers (as defined in the respective Registration Rights Agreement) with respect to the 2018 Notes and the 2020 Notes. Under the Registration Rights Agreements, the Issuers and the Company, as guarantor, have agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical notes registered under the Securities Act of 1933, as amended, to cause the exchange offer registration statement to be declared effective and to consummate the exchange offer no later than 365 days after the Closing Date. The Issuer and the Company, as guarantor, may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the foregoing obligations are not satisfied, the Issuer may be required to pay holders of the Notes additional interest at a rate of 0.25% per annum of the principal amount thereof for 90 days immediately following the occurrence of any registration default. Thereafter, the amount of additional interest will increase by an additional 0.25% per annum of the principal amount thereof to 0.50% per annum of the principal amount thereof until all registration defaults have been cured.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under “Indenture” in Item 1.01 above is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On April 28, 2010, the Company announced that CCO Holdings had received and purchased approximately $740.8 million aggregate principal amount of its outstanding 8.75% Senior Notes due 2013 (the "2013 Notes") and Charter Communications Operating, LLC (a subsidiary of CCO Holdings, "Charter Operating" and, together with CCO Holdings, the "Charter Subsidiaries") had received and purchased approximately $677.3 million aggregate principal amount of its outstanding 8.375% Senior Second Lien Notes (the "2014 Notes") validly tendered by 5:00 p.m., Eastern Daylight Time (EDT), on April 27, 2010.

The Company also announced that it was revising the terms of its tender offers such that holders who tender their notes after April 28, 2010, and prior to the expiration of the tender offer at 11:59 p.m., EDT, on May 12, 2010 (unless extended or earlier terminated by the Company) will receive a tender offer consideration of $1,029.17 for every $1,000 principal amount of 2013 Notes tendered, and a tender offer consideration of $1,027.92 for every $1,000 principal amount of 2014 Notes tendered, plus, in each case, accrued and unpaid interest to, but excluding, the tender offer payment date.

The Company simultaneously announced that it was irrevocably calling for redemption on May 28, 2010 all 2013 Notes and 2014 Notes that remain outstanding after the expiration of the tender offer, at the redemption price of $1,029.17 for every $1,000 principal amount of 2013 Notes redeemed and at the redemption price of $1,027.92 for every $1,000 principal amount of 2014 Notes redeemed, plus, in each case, accrued and unpaid interest to, but excluding the redemption date.

The press release announcing these transactions in more detail is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 8.01:

Exhibit Number	Description

99.1	Press release dated April 28, 2010 (incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on May 4, 2010 (File No. 001-33664)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCH II, LLC and CCH II Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCH II, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: May 4, 2010

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President - Finance, Controller and Chief Accounting Officer

  CCH II CAPITAL CORP.
  Registrant

Dated: May 4, 2010

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President - Finance, Controller and Chief Accounting Officer

EXHIBIT

Exhibit Number	Description

99.1	Press release dated April 28, 2010 (incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on May 4, 2010 (File No. 001-33664)).